Exhibit 99.1

Omni Bio Announces Ticker Symbol Change to OMBP

Denver, CO-July 20, 2009- Omni Bio Pharmaceutical, Inc. (OTC Bulletin Board: AAFS), today announced that its OTC Bulletin Board common stock trading symbol will change to "OMBP" from “AAFS” in conjunction with its previously announced name change to Omni Bio Pharmaceutical, Inc. effective with the commencement of trading on July 21, 2009.

About Omni Bio Pharmaceutical, Inc.

Omni is the licensee of issued and pending patents from the University of Colorado Denver. Omni has been advancing broad-spectrum therapeutics targeting bacterial and viral diseases, biohazards, diabetes, and transplant rejection since February 2006.  The Company’s core technology is based on novel discoveries made at the University of Colorado involving therapeutic agents already approved for use in humans.

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the Company's behalf. All statements, other than statements of historical facts which address the Company's expectations of sources of capital or which express the Company's expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. (For the complete statement, please refer to our SEC filings including our Form 10-K for the period ending March 31, 2009 and our Form 8-K filed April 6, 2009.

Company Contact:
Edward C. Larkin
Chief Operating Officer
303-867-3415